Exhibit 10.113

PLAINSCAPITAL BANK – LOAN NO.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of FEBRUARY 29, 2016 (the “Effective Date”), is between PLAINSCAPITAL BANK, a Texas state bank (together with its successors and assigns, “Lender”), CLEAN ENERGY FUELS CORP., a Delaware corporation (“CEFC”), and CLEAN ENERGY, a California corporation (“CE,” and together with CEFC, individually and collectively, “Debtor”).
RECITALS
WHEREAS, Debtor has requested that Lender extend the Credit Facility to Debtor on the terms described in this Agreement; and
WHEREAS, Lender is willing to make the Credit Facility available to Debtor upon and subject to the provisions, terms and conditions set forth in the Loan Documents;
NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
1.Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:
“Borrowing Base” means, as of any date, the aggregate Fair Market Value of each item of Eligible Collateral, multiplied by its Borrowing Base Percentage.
“Borrowing Base Deficiency” means, as of any date, the amount by which the aggregate outstanding principal balance of the Loans exceeds the amount of the Borrowing Base.
“Borrowing Base Percentage” means, with respect to any item of Eligible Collateral, the percentage set forth under the heading “Borrowing Base Percentage” in the table set forth on Exhibit A attached hereto.
“Business Day” means any day other than a Saturday, Sunday, or any other day on which the Federal Reserve Bank of Dallas, Texas, is closed.
“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Collateral” means: (i) all Eligible Collateral and other stocks, bonds, cash, financial assets, general intangibles, instruments, investment property, securities, securities entitlements, and Rights relating to any of the foregoing deposited or credited from time to time in one or more securities account(s) or other accounts standing in Debtor’s name which are identified on Schedule 1(c) attached hereto (individually and collectively, as the case may require, the “Collateral Account”), and (ii) the Collateral Account. The term “Collateral,” as used herein, shall also include (i) any other property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, of Debtor that may at any time be or become subject to a security interest or lien in favor of Lender as security for the Indebtedness, and (ii) all SUPPORTING OBLIGATIONS, PRODUCTS and PROCEEDS of all of the foregoing and any property, assets, securities, guaranties or monies of Debtor which may at any time come into the possession of Lender. The term “Collateral,” as used herein, expressly excludes any individual retirement account.

Exhibit 10.113

“Control Agreement” means any agreement among Lender, Debtor, and Securities Intermediary governing the “control” (as such term is defined in the Code) of the Collateral Account, including, without limitation, the Control Agreement—Effective Date.
“Control Agreement—Effective Date” means that certain PLEDGED ACCOUNT AGREEMENT dated as of the Effective Date, among Lender, CE, and Securities Intermediary, governing the “control” (as such term is defined in the Code) of the Collateral Account, as the same may be amended, restated, or otherwise modified from time to time. Reference is herein made to the Control Agreement—Effective Date, including Sections 2 and 3 therein, for provisions relating to CE’s investment discretion over funds in the Collateral Acocunt.
“Default” means any Event of Default or event which with notice and/or the passage of time would be an Event of Default.
“Default/Margin Call Percentage” means, with respect to any item of Eligible Collateral, the percentage set forth under the heading “Default/Margin Call Percentage” opposite such type of Eligible Collateral in the table set forth on Exhibit A attached hereto.
“Eligible Collateral” means Collateral held in the Collateral Account consisting of: (i) cash and (ii) corporate and municipal bonds rated AAA, AA, or A by Standard & Poor’s Ratings Services.
“Fair Market Value” means, (i) with respect to any bonds, financial assets, instruments, investment property, and securities pledged as Collateral, and unless the context indicates otherwise, the last reported sale price of such bonds, financial assets, instruments, investment property, securities, on the New York Stock Exchange or the American Stock Exchange, as applicable, or the closing bid price as quoted for such bonds, financial assets, instruments, investment property, securities, on the NASDAQ, on the Business Day immediately preceding the valuation date, and (ii) in the case of any other property or assets or interest in any property or asset, the “Fair Market Value” shall be the fair value thereof as determined by the Lender, from time to time, in its sole but reasonable discretion.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Indebtedness” means (i) all indebtedness, obligations and liabilities of Debtor to Lender now existing or hereafter arising under the Note, this Agreement and the other Loan Documents, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i) and (ii) above or the protection or preservation of, or realization upon, the Collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (iv) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), and (iii) above.
“Liquidation Percentage” means, with respect to any item of Eligible Collateral, the percentage set forth under the heading “Liquidation Percentage” opposite such type of Eligible Collateral in the table set forth on Exhibit A attached hereto.
“Loan Documents” means this Agreement, the Note, any Control Agreement, and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loans.
“Loans” means all advances under the Credit Facility as established pursuant to the Loan Documents from time to time.
“Material Adverse Effect” means any act, event, condition, or circumstance which would materially and adversely affect: (a) the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of Debtor; (b) the ability of Debtor to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against Debtor of any Loan Document to which it is a party.

Exhibit 10.113

“Note” means that certain PROMISSORY NOTE dated as of the Effective Date, executed by Debtor and payable to the order of Lender in the amount of the Credit Facility, as the same may be amended, restated, or otherwise modified from time to time.
“Permitted Encumbrances” means the following encumbrances:
(a)    liens for taxes, assessments or governmental charges or levies not yet due and payable or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established; and
(b)    liens created by or pursuant to the Loan Documents.
“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.
“Rights” means any securities, dividends or other distributions and any other right or property which Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which Debtor now has or hereafter acquires any right, issued by an issuer of such securities.
“Securities Intermediary” means PLAINSCAPITAL BANK - WEALTH MANAGEMENT AND TRUST, a Department of PlainsCapital Bank, or another securities intermediary acceptable to Lender.
All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof,” “herein,” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
2.    Credit Facility.
(a)Revolving Credit Facility. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor under a revolving credit facility (the “Credit Facility”) an aggregate sum not to exceed the lesser of (i) the Borrowing Base, and (ii) FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), on a revolving basis from time to time during the period commencing on the Effective Date and continuing until: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) FEBRUARY 29, 2017. If at any time the sum of the aggregate principal amount of Loans outstanding hereunder exceeds the limitations stated above, such amount shall be deemed an “Overadvance.” Notwithstanding anything contained herein to the contrary, but without limitation of Lender’s rights under Section 4(e) hereof, an Overadvance shall be considered a Loan and shall bear interest at the rates set forth in the Note and be secured by this Agreement. Subject to the terms and conditions hereof, Debtor may borrow, repay and reborrow funds under the Credit Facility.
(b)Funding. Lender reserves the right to require not less than ONE (1) Business Day prior notice of each Loan under the Credit Facility, specifying the aggregate amount of such Loan together with any documentation relating thereto as Lender may reasonably request, including evidence of compliance with the Borrowing Base. Debtor shall give Lender notice of each Loan under the Credit Facility by no later than 1:00 p.m. (Dallas, Texas time) on the date provided herein. Lender at its option may accept telephonic requests for such Loan, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of a written request in connection with subsequent Loans. Lender shall have no liability to Debtor for any loss or damage suffered by Debtor as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Debtor and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Loan under this Section shall be made available to Debtor by depositing

Exhibit 10.113

the same, in immediately available funds, in an account of Debtor designated by Debtor or by paying the proceeds of such Loan to a third party designated by Debtor.
(c)Use of Proceeds. The Loans under the Credit Facility shall be used by Debtor for working capital.
(d)Fees. Debtor agrees to pay to Lender a line of credit fee equal to SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($7,500.00) for the establishment of the Credit Facility. The line of credit fee shall be due and payable on the Effective Date and shall be deemed fully earned as of the Effective Date. The line of credit fee shall compensate Lender for its costs and expenses in the structuring of the Credit Facility and (to the maximum extent permitted by applicable law) shall not be deemed interest.
(e)Joint and Several Liability. Each Debtor hereby irrevocably and unconditionally: (i) agrees that each is JOINTLY and SEVERALLY liable to Lender for the full and prompt payment and performance of the Indebtedness under the Loan Documents in accordance with the terms thereof; (ii) agrees to fully and promptly perform all of their obligations hereunder and the other Loan Documents with respect to each Advance hereunder as if such Advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lender on demand for and against any loss incurred by Lender as a result of any of the Indebtedness being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender or any person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from any one or more of Debtor and other Person named as Debtor under the Loan Documents from time to time.
3.    Note, Rate and Computation of Interest. The Credit Facility shall be evidenced by a Note duly executed by Debtor and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Note shall accrue at the rates set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Agreement.
4.    Collateral.
(a)    Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby pledges to and grants Lender, a security interest in all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.
(b)    Additional Documents. To secure full and complete payment and performance of the Indebtedness, Debtor shall execute and deliver or cause to be executed and delivered all of the Loan Documents reasonably required by Lender covering the Collateral. Debtor shall execute and cause to be executed such further documents and instruments, as Lender, in its reasonable discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral. In the event any of the Loan Documents evidencing or securing the Indebtedness misrepresents or inaccurately reflects the correct terms and/or provisions of the Indebtedness, Debtor shall upon request by Lender and in order to correct such mistake, execute such new documents or initial corrected, original documents as Lender may deem necessary to remedy said errors or mistakes. Debtor shall execute such other documents as Lender shall deem reasonably necessary to correct any defects or deficiencies in the Loan Documents. Debtor’s failure to execute such documents as requested shall constitute an Event of Default under this Agreement.
(c)    Setoff. If an Event of Default shall have occurred and be continuing, Lender shall have the right to set off and apply against the Indebtedness in such manner as Lender may determine, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Debtor whether or not the Indebtedness is then due. The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.
(d)    Satisfaction of Indebtedness. Until the Indebtedness has been indefeasibly paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Lender under the Credit Facility have been terminated, Lender shall be entitled to

Exhibit 10.113

retain the security interests in the Collateral granted under the Loan Documents and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws.
(e)    Additional Collateral.
(i)If at the close of business on any Business Day (x) the outstanding principal balance of the Loans equals or exceeds (y) an amount equal to the Fair Market Value of Eligible Collateral pledged as Collateral multiplied by the Default/Margin Call Percentage, Lender shall give notice to Debtor of the same, and, prior to the close of business on the THIRD (3rd) Business Day after the occurrence of such event (such date, being a “Call Date”), Debtor shall (1) prepay a portion of the Loans, and/or (2) pledge to Lender additional Eligible Collateral sufficient to cause the Borrowing Base Deficiency to be cured. If at the close of business on such Call Date, Debtor has failed to comply with this clause (i), Lender may, without notice to Debtor or any other action, immediately liquidate all or any portion of the Collateral and apply the same to satisfy the Indebtedness, in Lender’s sole discretion.
(ii)Notwithstanding the foregoing, if at the close of business on any Business Day (x) the outstanding principal balance of the Loans equals or exceeds (y) an amount equal to the Fair Market Value of Eligible Collateral pledged as Collateral multiplied by the Liquidation Percentage, Lender may, without notice to Debtor or any other action, immediately liquidate all or any portion of the Collateral and apply the same to satisfy the Indebtedness, in Lender’s sole discretion.
Notwithstanding any other provisions of this Agreement, Pledgor’s failure to comply with this Section 4(e) shall be an automatic Event of Default.
5.    Conditions Precedent.
(a)    Initial Loan. The obligation of Lender to make the initial Loan under the Credit Facility, is subject to the condition precedent that Lender shall have received on or before the day of such Loan all of the following, in form and substance satisfactory to Lender:
(i)Closing Certificate. A CLOSING CERTIFICATE of an officer of Debtor that is not a natural Person, or an officer of the governing body of Debtor, which certifies: (1) the resolutions of such Person authorizing the execution, delivery, and performance of the Loan Documents that Debtor is a party to; (2) certificates of the appropriate government officials of the state of organization of Debtor and any governing body of Debtor, and any state any such Person is currently doing business as to the existence, qualification and good standing of such Person, dated no more than TEN (10) days prior to the Effective Date; (3) the true and correct Constituent Documents of each Debtor and any governing body of Debtor and (4) the names of the individuals or other Persons authorized to sign the Loan Documents that Debtor is a party to, together with specimen signatures of such Persons.
(ii)Lien Search. The results of a Code or other lien search showing all financing statements and other documents or instruments on file against Debtor in such locations as Lender may reasonably request, dated no more than TEN (10) days prior to the Effective Date.
(iii)Loan Documents. The Loan Documents executed by Debtor, including the Control Agreement.
(iv)Fees and Expenses. Evidence that the costs and expenses of Lender (including reasonable attorneys’ fees) and all fees owing to Lender, shall have been paid in full by Debtor.
(v)Other Matters. Such other documents and agreements as may be required by Lender in its reasonable discretion.
(b)    All Loans. The obligation of Lender to make any Loan shall be subject to the following additional conditions precedent:

Exhibit 10.113

(i)Request for Loan. Lender shall have received in accordance with this Agreement, a request for a Loan in form and content satisfactory to Lender in its reasonable discretion dated as of the date of request and executed by an authorized officer of Debtor.
(ii)No Default or Event of Default. No Default or Event of Default, or event which could have a Material Adverse Effect, shall have occurred and be continuing, or would result from or after giving effect to such Loan.
(iii)Representations and Warranties. All of the representations and warranties contained in the Loan Documents shall be true and correct in material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date.
6.    Representations and Warranties. Debtor hereby represents and warrants, and upon each request for a Loan represents and warrants to Lender as follows:
(a)    Existence. Debtor (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Debtor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.
(b)    Binding Obligations. The execution, delivery, and performance of the Loan Documents by Debtor have been duly authorized by all necessary action by Debtor, and constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.
(c)    No Consent. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Constituent Documents (if any) or other instrument binding upon Debtor, (2) any law, governmental regulation, court decree or order applicable to Debtor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon Debtor, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any property or asset of Debtor except as may be expressly contemplated in the Loan Documents.
(d)    Financial Condition. Each financial statement of Debtor supplied to Lender truly discloses and fairly presents such Person’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Debtor subsequent to the date of the most recent financial statement supplied to Lender.
(e)    Operation of Business. Debtor possesses all contracts, licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that could not reasonably be expected to have a Material Adverse Effect.
(f)    Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Debtor, threatened against or affecting Debtor that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Debtor.
(g)    Rights in Collateral; Liens. Debtor has good and indefeasible title to the Collateral, and none of the Collateral is subject to any lien, except Permitted Encumbrances.

Exhibit 10.113

(h)    Disclosure. No statement, information, report, representation, or warranty made by Debtor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Debtor which could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender.
(i)    Taxes; Governmental Charges. Debtor has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.
(j)    Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than for the Permitted Encumbrances. This Agreement creates a legal, valid and binding security interest (subject to Permitted Encumbrances) in favor of Lender in the Collateral securing the Indebtedness.
(k)    Collateral Account. The Collateral Account is a valid and legally binding obligation of the Securities Intermediary, the securities entitlements credited to the Collateral Account are valid and genuine, and Debtor has provided Lender with a complete and accurate statement of the financial assets and the money credited to the Collateral Account as of the date of this Agreement. All Eligible Collateral is genuine and free from any restriction on transfer.
7.    Covenants. Until all Indebtedness of Debtor under the Loan Documents is indefeasibly paid or performed, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants as follows:
(a)    Payment of Obligations. Debtor will pay its obligations, including tax liabilities, that, if not paid, could become a lien on any of Collateral, before the same shall become delinquent or in default, except where: (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Debtor has set aside adequate reserves with respect thereto.
(b)    Books and Records; Inspection Rights. Debtor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Debtor will permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
(c)    Compliance with Laws. Debtor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(d)    Notices of Material Events. Debtor will furnish to Lender prompt written notice of the following:
(i)the occurrence of any Default;
(ii)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Debtor, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; or
(iii)any and all material adverse changes in Debtor’s financial condition and all claims made against Debtor that could materially affect the financial condition of Debtor.

Exhibit 10.113

Each notice delivered under this Section shall be accompanied by a statement of Debtor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
(e)    Ownership and Liens. Debtor will maintain good and indefeasible title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Encumbrances. Debtor will defend at its expense Lender’s right, title and security interest in and to the Collateral against the claims of any third party.
(f)    Impairment of Security Interest. Debtor will not take any action that would in any manner impair the enforceability of Lender’s security interest in any Collateral.
(g)    Transfer or Encumbrance. Debtor will not (i) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral, or (ii) deliver actual or constructive possession of any of the Collateral to any Person other than Lender.
(h)    Collateral Account.
(i)Debtor shall not be permitted to terminate or close the Collateral Account, change the Securities Intermediary, or conduct any day-trading activities from the Collateral Account. Debtor shall be permitted to conduct activities permitted by the applicable Control Agreement.
(ii)Debtor will warrant and defend its title in and to the Collateral against any adverse claimant.
(iii)Any indication on the books or internal records of a Securities Intermediary (including any Securities Intermediary which is an affiliate of Lender) that Eligible Collateral or a Collateral Account has been pledged to Lender will conclusively establish Lender’s perfected security interest in and control over the Collateral.
(iv)Debtor will not attempt to modify or terminate any Control Agreement or the agreement between Debtor and the Securities Intermediary governing any Collateral Account without Lender’s written consent. Debtor will cause Securities Intermediary to send to Lender a complete and accurate copy of every statement, confirmation, notice or other communication concerning the Collateral Account that the Securities Intermediary sends to Debtor. Any confirmation or statement of account that Lender may (but need not) issue will conclusively establish delivery of Eligible Collateral to Lender.
(v)Debtor will comply with the securities laws with respect to Debtor’s ownership of Collateral. Debtor will not commit any act which might render any Collateral not readily saleable under such securities laws. Debtor will notify Lender immediately of any development or occurrence which to Debtor’s knowledge would render any Collateral not readily saleable under the securities laws.
(vi)Unless an Event of Default occurs, Debtor may exercise all voting and consensual powers and rights pertaining to any Collateral for all purposes not inconsistent with the terms of this Agreement and may receive and retain all proceeds of the Collateral.
8.    Reporting Requirements. Until all Indebtedness of Debtor under the Loan Documents is indefeasibly paid and satisfied, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants that it will furnish or cause to be furnished the following:
(a)    Brokerage Statements. As soon as available and in any event within THIRTY (30) days after the end of each month, Debtor shall or shall cause Securities Intermediary to provide Lender with copies of the all account, valuation, and brokerage statements for the Collateral Account.
(b)    General Information. Such other information concerning Debtor as Lender may reasonably request.

Exhibit 10.113

9.    Rights of Lender. Lender shall have the rights contained in this Section at all times that this Agreement is effective.
(a)    Financing Statements. Debtor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral.
(b)    Power of Attorney. Debtor hereby irrevocably appoints Lender as Debtor’s attorney‑in‑fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Lender’s reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement or otherwise to enforce the rights of Lender with respect to the Collateral.
10.    Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:
(a)    Payment Default. The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on the Indebtedness owing to Lender by Debtor from time to time and such failure, refusal or neglect shall continue unremedied for a period of TEN (10) days from the date such payment is due.
(b)    Performance or Warranty Default. The failure of Debtor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents (other than a payment default as set forth in Section 10(a)) which is not cured within FIVE (5) Business Days following written notice from Lender to Debtor; provided, that (i) if such default cannot be cured within FIVE (5) Business Days, (ii) Debtor has, within such period, taken such actions as deemed reasonably necessary and appropriate by Lender to cure such default, and (iii) Debtor shall continue to diligently pursue such actions, such cure period shall be extended for a period of THIRTY (30) days.
(c)    Representations. Any representation contained herein or in any of the other Loan Documents made by Debtor is false or misleading in any material respect.
(d)    Insolvency. If Debtor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within SIXTY (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within SIXTY (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of SIXTY (60) days any attachment, sequestration or similar writ levied upon any property of it.
(e)    Action Against Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action.
(f)    Transfer of the Property. Title to all or any part of the Collateral Account shall become vested in any party other than the Debtor holding title thereto on the Effective Date, whether by operation of law or otherwise, or Debtor shall sell, transfer or dispose of assets in the Collateral Account in an amount sufficient to cause a Borrowing Base Deficiency.
(g)    Loan Documents. (i) The Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected first priority security interest (subject to Permitted Encumbrances) in and to the Collateral; or (2) to be in full force and effect or shall be declared null

Exhibit 10.113

and void, or (ii) the validity or enforceability the Loan Documents shall be contested by Debtor or any other Person party thereto or Debtor or such Person shall deny it has any further liability or obligation under the Loan Documents.
Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.
11.    Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.
(a)    Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, (i) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor, and (ii) Lender may, at its option, cease further advances under the Note and this Agreement; provided, however, concurrently and automatically with the occurrence of an Event of Default under Subsection 10(d) further advances under the Loan Documents shall automatically cease, the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor. All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.
(b)    Other Remedies. Lender may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:
(i)Sell, or instruct Securities Intermediary or any agent or broker to sell, all or any part of the Collateral in a public or private sale, direct any agent, Securities Intermediary or broker to liquidate all or any part of the Collateral Account and deliver all proceeds thereof to Secured Party, and apply all proceeds to the payment of any or all of the Indebtedness in such order and manner as Secured Party shall, in its discretion, choose or hold such proceeds as additional Collateral for the Indebtedness.
(ii)Exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);
(iii)Require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;
(iv)Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;
(v)Sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;
(vi)Buy the Collateral, or any portion thereof, at any public sale;
(vii)Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

Exhibit 10.113

(viii)Apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and
(ix) At its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code or otherwise.
Debtor agrees that in the event Debtor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor’s address set forth on the signature page hereof, TEN (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If permitted by applicable law, any Collateral which is sold on a recognized market may be sold immediately by Lender without prior notice to Debtor. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) (i) purchase all or any part thereof free from any right of redemption by Debtor or any other Person guaranteeing the Indebtedness, which right is hereby waived and released, (ii) restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account, for investment and not with a view to the distribution or resale of the Collateral, and (iii) otherwise require that such sale be conducted subject to restrictions as to such other matters as Lender may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities and other laws. Lender shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. Debtor hereby acknowledges that (i) notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral may be subject to registration requirements under applicable securities laws and other legal restrictions, compliance with which would require such actions on the part of such Credit Party, would entail such expenses and would subject Lender or any underwriter through whom the Collateral may be sold or any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Collateral impractical, and accordingly, Debtor hereby agrees that private sales made by Debtor in good faith in accordance with the provisions of this Agreement may be at prices and on other terms less favorable to the seller than if the Collateral were sold at a public sale, and that Lender shall not have any obligation to take any steps in order to permit the Collateral to be sold at a public sale, such a private sale being considered or deemed to be a sale in a commercially reasonable manner; (ii) any private sale of the Collateral may be subject to compliance with federal and state securities and/or other laws; and (iii) Lender is hereby authorized to comply with any limitation or restriction in connection with such sale that may be necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser(s) by any Governmental Authority or officer or court.
(c)    Application of Proceeds. If any Event of Default shall have occurred, Lender may at its discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Lender may elect:
(i)to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;
(ii)to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;
(iii)to the satisfaction of the Indebtedness;
(iv)by holding such cash and proceeds as Collateral;

Exhibit 10.113

(v)to the payment of any other amounts required by applicable law; and
(vi)by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.
(d)    Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Debtor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.
(e)    Non‑Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Debtor recognizes and concedes that non‑judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Lender or Debtor from resorting to judicial process at either party’s option.
(f)    No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, no delay in exercising and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.
(g)    Equitable Relief. Debtor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender. Debtor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
12.    Indemnity. Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct, or (b) Lender expressly agrees in writing with Debtor that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.
13.    Limitation of Liability and Releases. Neither Lender nor any affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Debtor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Debtor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Debtor hereby waives, releases, and agrees not to sue Lender or any of Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement

Exhibit 10.113

or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
14.    No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Debtor or any of Debtor’s equity holders or any other Person. Documents in connection with the transactions contemplated hereunder have been prepared by GARDERE WYNNE SEWELL LLP (“Lender’s Counsel”). Debtor acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Debtor in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Debtor with respect to this transaction. Debtor has been advised to seek other legal counsel to represent its interests in connection with the transactions contemplated herein.
15.    Lender Not Fiduciary. The relationship between Debtor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Debtor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Debtor and Lender to be other than that of debtor and creditor.
16.    Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.
17.    Benefits. This Agreement shall be binding upon and inure to the benefit of Lender and Debtor, and their respective successors and assigns, provided, however, that Debtor may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.
18.    Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the THIRD (3rd) day after deposit in a depository receptacle under the care and custody of the United States Postal Service. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address.
19.    Construction; Venue; Service of Process. The Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in Dallas, Dallas County, Texas (the “Venue Site”). Any action or proceeding against Debtor under or in connection with any of the Loan Documents may be brought in any state or federal court within the Venue Site. Debtor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Debtor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions this Agreement. Nothing in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Debtor or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Debtor against Lender shall be brought only in a court located in the Venue Site.
20.    Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the

Exhibit 10.113

Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.
21.    Expenses. Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein, (b) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (c) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.
22.    Participation of the Loans. Debtor agrees that Lender may, at its option, sell interests in the Loans and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Debtor to each perspective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Debtor’s confidential information.
23.    Conflicts. Except as otherwise expressly provided in the Note, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.
24.    Counterparts. The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.
25.    Survival. All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.
26.    Waiver of Right to Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THE LOAN DOCUMENTS.
27.    Patriot Act Notice. Lender hereby notifies Debtor that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Act”), that Lender is required to obtain, verify and record information that identifies Debtor, which information includes the name and address of Debtor and other information that will allow such Lender to identify Debtor in accordance with the Act.
28.    Regulation B—Notice of Joint Intent. If Debtor is more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of Debtor’s intention to apply for joint credit. Debtor’s signature below shall evidence such intent. Debtor’s intent shall apply to future related extensions of joint credit and joint guaranty.
29.    Notice of Final Agreement. It is the intention of Debtor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Debtor and Lender warrant and represent that the entire agreement made and existing by or between Debtor and Lender with respect to the Loans is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, Debtor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

Exhibit 10.113

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

Exhibit 10.113

AGREED as of the date first written above.
LENDER:                            ADDRESS:
PLAINSCAPITAL BANK                    2911 Turtle Creek Boulevard, Suite 1300
Dallas, TX 75219
By:    /s/ Cole Dulaney
Name:    Cole Dulaney
Title:    Executive Vice President

With copies of notices to:                        Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201
Attention:    Steven S. Camp

DEBTOR:                            ADDRESS:

CLEAN ENERGY FUELS CORP.            4675 MacArthur Court, Suite 800
Newport Beach, CA 92660
By:    /s/ Robert M. Vreeland
Name:    Robert M. Vreeland
Title:    Chief Financial Officer

CLEAN ENERGY            4675 MacArthur Court, Suite 800
Newport Beach, CA 92660
By:    /s/ Robert M. Vreeland
Name:    Robert M. Vreeland
Title:    Chief Financial Officer

With copies of notices to:                        Nate Jensen
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

Documents Prepared By:

Steven S. Camp
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201
214-999-4354

EXHIBIT A
TO
LOAN AND SECURITY AGREEMENT

Asset	Borrowing Base Percentage	Default/Margin Call Percentage	Liquidation Percentage
Cash	100%	N/A	N/A
AAA Bonds	80%	85%	90%
AA Bonds	75%	80%	85%
A Bonds	70%	75%	80%

SCHEDULE 1(c)
TO
LOAN AND SECURITY AGREEMENT

Collateral Accounts

Account number in the name of Clean Energy DBA California Clean Energy Corp Agency.